Exhibit 10.21

FIRST AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

This First Amended and Restated Investment Management Agreement (this “Agreement”) is made as of 4 December 2015 among:

IVY GLOBAL INVESTORS FUND, a société d’investissement à capital variable organized under the laws of the Grand Duchy of Luxembourg with its registered office at 106 route d’Arlon, L-8210 Mamer, Grand Duchy of Luxembourg (hereafter referred to as the “Company” and formerly known as Selector Management Fund);

and

LEMANIK ASSET MANAGEMENT S.A., a société anonyme organized under the laws of the Grand Duchy of Luxembourg with its registered office at 106 route d’Arlon, L-8210 Mamer, Grand Duchy of Luxembourg (hereafter referred to as the “Management Company”);

and

IVY INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of Delaware with its registered office at 6300 Lamar Avenue, Overland Park, Kansas 66202, United States of America (hereafter referred to as the “Investment Manager”) (each hereafter referred to as a “Party” and collectively, the “Parties”).

RECITALS:

WHEREAS, the Company is incorporated as a société d’investissement à capital variable under Part I of the Luxembourg law of 17 December 2010 relating to undertakings for collective investment, as may be amended from time to time, (hereafter referred to as the “Law”) and is an investment company with multiple sub-funds and share classes for the investment and reinvestment of its assets in certain types of securities as more fully described in its articles of incorporation, as amended from time to time (hereafter referred to as the “Articles”) and the prospectus as well as the key investor information documents (hereafter referred to as the “KIIDs”) in force, as amended from time to time (such prospectus and KIIDs together hereafter referred to as the “Prospectus”);

WHEREAS, the Management Company is a company incorporated in the form of a société anonyme in accordance with the Luxembourg law of 10 August 1915 and is governed by Chapter 15 of the Law and pursuant a Management Company Services Agreement dated 17 August 2009 (hereafter referred to as the “Management Company Agreement”), the Management Company has been appointed management company of the Company responsible for the collective portfolio management of the Company and is authorised pursuant to the Management Company Agreement to delegate certain of its responsibilities, including investment advisory and management services;

WHEREAS, the Investment Manager is an investment adviser registered under the U.S. Investment Advisers Act of 1940, as amended (hereafter referred to as the “Advisers Act”) with the U.S. Securities and Exchange Commission (hereafter referred to as the “SEC”), permitted under applicable law to provide investment management, advisory and related services to collective investment schemes such as the Company;

WHEREAS, pursuant to that certain Investment Management Agreement between the Parties dated 30 June 2014 (the “Initial Investment Management Agreement”), the Investment Manager agreed to perform various investment management, advisory and related services in connection with the investments and operations of the sub-funds of the Company as listed in Appendix I (hereafter referred to as the “Sub-Funds”); and

WHEREAS, the Parties desire to amend and restate the Initial Investment Management Agreement to reflect the occurrence of certain events since the date of the Initial Investment Management Agreement, including but not limited to, the change of the Company’s name from Selector Management Fund to Ivy Global Investors Fund and the launch of new Sub-Funds and to make the other revisions set forth herein.

NOW, THEREFORE, the Parties hereby agree as follows:

1                                                                     Interpretation

1.1                                                           Except as varied or otherwise specified in this Agreement, words and expressions contained in this Agreement shall bear the same meaning as in the Prospectus.

1.2                                                           References to clauses, sub-clauses, appendices and paragraphs are to clauses, sub-clauses, appendices and paragraphs of this Agreement.

1.3                                                           Headings to clauses are for convenience only and do not form part of the construction of this Agreement.

1.4                                                           A reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, re-enacted.

1.5                                                           References to a “person” shall be construed so as to include any individual, firm, company, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having a separate legal personality).

2                                                                     Appointment

2.1                                                           The Company hereby appoints the Investment Manager to provide continuing investment management of the assets of the Sub-Funds in accordance with the terms of this Agreement. The Investment Manager hereby accepts such appointment and agrees to render the services herein described for the remuneration herein provided.  The Investment Manager is regulated by the SEC in the conduct of investment business under the Advisers Act.

2.2                                                           The Investment Manager hereby accepts such appointment and agrees to render the services and to assume the obligations set forth herein, subject to the oversight of the Management Company and the Board of Directors of the Company (hereafter referred to as the “Board”).

3                                                                     Duties As Investment Manager

3.1                                                           Without prejudice to Section 2.2. above, the Investment Manager shall have, and is hereby granted, the authority for the account of the Sub-Funds:

3.1.1                                                 to issue orders and instructions with respect to the disposition of the investments, moneys and other assets of the Sub-Funds;

3.1.2                                                 to purchase (or otherwise acquire), sell (or otherwise dispose of) and invest in investments, moneys and other assets for the account of the Sub-Funds in any currency and effect foreign exchange transactions on behalf of the Company and for the account of the Sub-Funds in connection with any such purchase or acquisition, subject to the terms of the Prospectus and the Articles;

3.1.3                                                to enter into, make and perform all contracts, agreements and other undertakings as may be necessary, advisable or incidental to the carrying out of the objectives of this Agreement, and in connection therewith, the Company and the Sub-Funds hereby agree to any obligations required of them pursuant to such contracts, agreements or other undertakings;

3.1.4                                                 to determine all actions which would appear to it to be advantageous to the Sub-Funds in implementing the investment objective(s), policies and restrictions of the Sub-Funds;

3.1.5                                                 to evaluate opportunities for possible investment by the Sub-Funds;

3.1.6                                                 to keep under surveillance and review the investments of the Sub-Funds for the time being and, as circumstances may require, to determine and implement changes in such investments;

3.1.7                                                 to provide such advice on matters related to the investments of the Sub-Funds as the Company may reasonably require;

3.1.8                                                 to determine whether, and in what manner, all rights conferred by the investments of the Sub-Funds shall be exercised;

3.1.9                                                 to make strategic business recommendations to the Board, including researching and making recommendations as to product strategy, in liaison with the Company’s distributors;

3.1.10                                          to advise, arrange and coordinate with the Company’s distributor the sale of shares of the Company, in liaison with third parties, including arranging portfolio manager visits and press releases;

3.1.11                                          to provide and support agents of the Company, distributors, and their employees, their clients and investors generally with education, information, materials, seminars and presentations regarding the Company and its investment strategies;

3.1.12                                          to review third party materials using the Company name;

3.1.13                                          to provide oversight of the Company’s vendors and the delegated function of sub-advisory services delegated to third parties, including monitoring compliance with the investment objective(s), policies and restrictions of the Sub-Funds and other provisions under the Prospectus, the Articles and applicable local laws;

3.1.14                                          to support fair valuation, dividend oversight and related services as required by the Company from time to time;

3.1.15                                          to assist the registrar and transfer agent to the Company, which is appointed by the Board from time to time (hereafter referred to as the “Registrar and Transfer Agent”), and/or the Company in setting policies and monitoring trading and other activities in conformity with those policies;

3.1.16                                         to receive and answer correspondence or other inquiries regarding the above activities;

3.1.17                                          to coordinate with regulatory authorities, advisers and such third parties as may be necessary in respect of the above services;

3.1.18                                          to participate on corporate actions and on credit, bondholder and shareholder committees relating to investments held by the Company; and

3.1.19                                          to provide such other services as the Company may reasonably request in writing from time to time.

3.2                                                           Without prejudice to the generality of Clause 3.1 above, the Investment Manager shall, if so requested by the Company:

3.2.1                                                 prepare material for inclusion in reports of the Company as may be reasonably required by the Company, the Registrar and Transfer Agent or applicable law or regulations;

3.2.2                                                 prepare written reports at the end of each accounting period of the Company (or such shorter reporting periods as may be agreed) as to the composition of the investments of the Sub-Funds and changes in such investments for consideration by the Company; and

3.2.3                                                 cause its officers to attend meetings of the Board, as the Company may reasonably require, to keep the Board fully informed as to the condition of the investment portfolio of the Sub-Funds, the investment recommendations of the Investment Manager and the investment considerations which have given rise to those recommendations.

3.3                                                           The Investment Manager shall keep such books, records and statements expressed in such currencies as may be necessary to give a complete record of all transactions carried out by the Investment Manager on behalf of the Company and such other books, records and statements as may be required by the Advisers Act, contract, other applicable law or by the Articles and (as may be necessary) to give a complete record of all other transactions carried out by the Investment Manager on behalf of the Company.  The Company or the Management Company shall have access to such books and records at all times during the Investment Manager’s normal business hours. Upon the reasonable request of the Management Company and/or the Company, copies of any such books and records shall be provided promptly by the Investment Manager to the Management Company or the Management Company’s authorized representatives.

3.4                                                           Whenever the Investment Manager wishes to effect any deposit, acquisition or disposal of investments for the account of the Sub-Funds, the Investment Manager shall give sufficient notice to the custodian to the Company, which is appointed by the Board from time to time (hereafter referred to as the “Custodian”), to enable the Custodian to arrange to have such instructions carried out.

3.5                                                           The Investment Manager shall provide the Company with such assistance as the Company may reasonably require in connection with calculating the net asset value of the Sub-Funds.

3.6                                                           The Investment Manager shall promptly, upon the Company’s request, surrender to it those records which are its property. The Investment Manager will promptly notify the Company if it experiences any difficulty in maintaining the records in an accurate and complete manner.

3.7                                                           The Investment Manager will submit such periodic reports to the Management Company and the Company regarding the Investment Manager’s activities hereunder as determined by procedures to be agreed between the Parties from time to time or as the Company may reasonably request.

3.8                                                           The Investment Manager will use its best efforts to keep the Management Company informed of all material matters concerning the day-to-day management of the Sub-Funds and shall implement reasonable measures to enable the Management Company to monitor effectively at any time the activity of the Investment Manager.

3.9                                                           The Investment Manager will give, or will cause to be given, to the Management Company access to data relating to the performance of its duties under this Agreement on a real time basis at any time upon the Management Company providing reasonable notice to the Investment Manager.

3.10                                                    The Investment Manager shall fully disclose to the Management Company, and shall use its best efforts to procure that each third party to whom functions and duties have been delegated (together with the Investment Manager, an “Interested Party”) shall fully disclose to the Management Company any kind of conflict of interest which may arise out of the management of the assets of the Company. In particular, a conflict of interest shall arise where a Sub-Fund is presented with and is aware of:

3.10.1                                          an investment proposal involving an investment owned (in whole or in part), directly or indirectly, by an Interested Party or a shareholder of the relevant Sub-Fund; or

3.10.2                                          any disposition of assets to the Interested Party or a shareholder of such Sub-Fund.

3.11                                                    In carrying out its duties hereunder, the Investment Manager shall comply with all reasonable instructions of the Management Company and/or Company in connection therewith. Such instructions may be given at any time by letter, fax, email, telephone or by any other means of communication which may be agreed between the Parties (the Management Company and the Company undertake to confirm telephone instructions by fax, email, by letter or as otherwise agreed but the Investment Manager is authorized to act prior to receipt of such confirmation). Such instructions shall be given by any two directors of the Board of the Management Company or the Company or by any other person authorized by the Management Company or the Company, a copy of which shall have been supplied to the Investment Manager.

3.12                                                    The Investment Manager undertakes to observe and comply with the Articles, the Law and other applicable law and regulation, the investment policies of the Sub-Funds, including but not limited to any investment restrictions from time to time adopted by or applicable to the Company, and the provisions of the Prospectus.

3.13                                                    In particular, the Investment Manager acknowledges the applicable legal requirements provided in Article 111 of the Law and in Chapters III (Conflicts of Interest) and IV (Rules

of Conduct) of the CSSF regulation N° 10-4 and will act in accordance therewith.

3.14                                                    The Investment Manager shall establish, implement and maintain an adequate business continuity policy aimed at ensuring, in the case of an interruption to its systems and procedures, the preservation of essential data and functions, and the maintenance of services and activities, or, where that is not possible, the timely recovery of such data and functions and the timely resumption of their services and activities. The Investment Manager will provide to the Management Company and the Company, upon request, a detailed summary of its business continuity policy.

3.15                                                    The Investment Manager may retain, in connection with its activities hereunder and under its own responsibility, the services of others for the purpose of obtaining information to assist it in performing its duties hereunder, but payment for any such services shall be assumed by the Investment Manager and the Company shall have no liability therefore.

3.16                                                    The Investment Manager shall, at its own cost, at all times maintain in respect of its liabilities to the Company a professional insurance covering inter alia professional negligence, employees’ lack of loyalty, fraud, and any other risk which is or becomes market practice for a professional investment manager to maintain at levels which would reasonably be considered to be adequate given the nature of the Investment Manager’s business, and which is at least equal to the levels which are customarily carried by equivalent companies engaged in similar business. The Investment Manager shall (to the extent permissible under such policies of insurance) produce to the Company from time to time, on request, summary details of the coverage under such policies, the insurer and evidence that such policies remain in force.

3.17                                                    The Company delegates the duty and authority to vote proxies related to the Sub-Funds’ portfolio securities to the Investment Manager.

4                                                                     Confidentiality

4.1                                                           No Party hereto (the “First Party”) shall, (except to the extent necessary to perform its obligations hereunder; or where the same has entered the public domain other than as a result of a breach of this confidentiality obligation by the First Party; or where such disclosure is required under compulsion of law or by the rule or request of any relevant regulatory authority) either before or after the termination for whatever reason of this Agreement, disclose confidential information relating to the other Party hereto (the “Second Party”) to any person not authorized by the Second Party to receive any confidential information relating to the Second Party or to the affairs of the Second Party of which the First Party shall have become possessed during the period of and pursuant to this Agreement and each Party shall use its best efforts to prevent any such disclosure by its affiliates, directors, officers, employees or agents. For the avoidance of doubt, the Parties acknowledge that such disclosure may be made to their professional advisers.  The Parties further acknowledge that non-public portfolio holdings are confidential information and may not be used as the basis for any client or the Management Company to trade in any other product managed by the Investment Manager.

5                                                                     Remuneration and Expenses

5.1                                                           The Investment Manager shall receive from the Company (out of the assets of the relevant Sub-Funds), fees as described in Appendix II. Such fees will be payable monthly in arrears.

5.2                                                           The Investment Manager will render the services set forth in Section 3 of this Agreement at its own expense, including without limitation, the salaries of officers and employees necessary for such services, the rent and utilities for the facilities provided and other advisory and operating expenses, except as assumed by the Company.

5.3                                                           All of the ordinary business expenses incurred in the operations of the Sub-Funds and the offering of their shares shall be borne by the Sub-Funds unless specifically provided otherwise in this Agreement. These expenses borne by the Sub-Funds include, but are not limited to, brokerage commissions, taxes, legal, auditing or governmental fees, the cost of preparing share certificates, custodian, transfer agent and shareholder service agent costs, expense of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to trustees and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Sub-Funds in connection with membership in investment company organizations and the cost of printing copies of Prospectuses distributed to the Sub-Funds’ shareholders.

5.4                                                           In performing its duties and exercising its discretions under this Agreement, the Investment Manager shall act in the best interest of the Sub-Funds and their shareholders and will act in good faith, exercising due skill, care and diligence that would be expected of a professional investment manager in the same or similar circumstances when managing the Sub-Funds, or delegating the same to any affiliate. The Investment Manager undertakes to cooperate with the Management Company in connection with the monitoring that will be performed by the latter on the Investment Manager.

6                                                                     Duties of the Management Company

6.1                                                           The Management Company shall supervise the activities of the Investment Manager which is the sole responsibility of the Management Company.

6.2                                                           The Management Company hereby undertakes to:

6.2.1                                                 timely notify the Investment Manager of any amendment to the Prospectus and/or Articles;

6.2.2                                                 promptly inform the Custodian of the stipulation of this Agreement and to make arrangements for the Custodian to act in accordance with the Investment Manager’s instructions;

6.2.3                                                 cause the Registrar and Transfer Agent to notify the Investment Manager of all other information agreed from time to time with the Management Company; and

6.2.4                                                 ensure regular communication between the risk function and the portfolio management function.

7                                                                     Delegation

7.1                                                           The Investment Manager may, at its own expense, subject to the prior approval of the Luxembourg supervisory authority and with the prior written approval of the Management Company, delegate any or all of its duties, provided that the Investment Manager shall remain responsible for the acts and omissions of any such delegate in relation to such duties delegated by the Investment Manager as if such acts or omissions were those of the

Investment Manager. The Prospectus will be updated to reflect any such delegation.

7.2                                                           In case of delegation of its functions hereunder, the Investment Manager shall ensure that its obligations under this Agreement are fully complied with and, in particular, that the Management Company will receive from such third party all data or information held by the latter in a timely manner and without any delay caused by such delegation. The delegation of any function of the Investment Manager does not affect the liability of the Investment Manager towards the Management Company.

8                                                                     Liability

8.1                                                           The Investment Manager shall not be liable for any loss suffered by the Sub-Funds or the Company in connection with the subject matter of this Agreement, except as a consequence of non-performance of its obligations and duties or bad faith, gross negligence or wilful default of the Investment Manager or any of its officers, directors, employees or agents in the performance of its obligations and duties hereunder.

8.2                                                           The Management Company shall not be responsible for, and the Investment Manager shall indemnify and hold the Management Company or any Sub-Fund harmless from and against, any and all losses (excluding losses in investment performance such as a decline in the NAV of the Company), damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to the non-performance of the Investment Manager’s obligations and duties or bad faith, negligence or wilful default of the Investment Manager or any of its officers, directors, employees or agents.  Notwithstanding the foregoing, the Investment Manager shall not be liable or responsible for any loss incurred in connection with any act or omission of any trustees, administrators, custodian, or any broker-dealer or other third party.

8.3                                                           Each Party shall not be regarded as being in breach of this Agreement, or otherwise liable, by reason of any delay in performance, or non-performance, of any obligation hereunder to the extent that the same is due to any event of “force majeure” pursuant to Article 1148 of the Luxembourg Civil Code as interpreted by the Luxembourg courts from time to time.

9                                                                     Conflicts of Interest

9.1                                                           The Investment Manager and the shareholders, directors, officers or employees of the Investment Manager may engage simultaneously with their activities on behalf of the Company and the Sub-Funds in other businesses, and may render the services similar to those described in this Agreement for other individuals, companies, trusts, or persons, and shall not by reason of such engaging in other businesses or rendering of the services for others be deemed to be acting in conflict with the interests of the Company or the Sub-Funds. Shareholders, directors, officers or employees of the Investment Manager may also be shareholders, directors, officers or employees of the Company but shall not be deemed thereby to have interests which are in conflict with the interests of the Company unless otherwise provided by the applicable laws and regulations. If a conflict of interest arises, the Investment Manager and the shareholders, directors, officers and employees of the Investment Manager will endeavour to ensure that such conflicts are resolved fairly and in the best interests of the Company.

10                                                              Termination

10.1                                                    This Agreement made between the Company, the Management Company and the Investment Manager is entered into for an undetermined period and may be terminated by each Party by giving to the other Party written notice delivered or dispatched by registered mail not less than ninety (90) days prior to the date upon which such termination becomes effective. However, breach of any provisions contained in this Agreement by any Party shall entitle the other Party to terminate this Agreement upon thirty (30) days prior written notice unless such breach is cured within such period.

10.2                                                    The Management Company may terminate this Agreement with immediate effect when it determines that this is in the best interest of the shareholders of the Company.

10.3                                                    Upon termination hereof, the Company shall pay to the Investment Manager such compensation as may be due as of the date of such termination and shall likewise reimburse the Investment Manager for its costs, expenses and disbursements.

11                                                              Indemnification

11.1                                                    The Company shall indemnify the Investment Manager out of the assets of the Company against all claims (including counsels’ fees) by third parties which may be made against it in connection with its services under this Agreement, except to the extent that the claim is due to the non-performance of its duties and obligations and bad faith, gross negligence or wilful default in the performance of its duties and obligations under this Agreement by the Investment Manager. The Investment Manager shall inform the Company of any such claim in respect of which an indemnity is sought under this Agreement.

11.2                                                    All reasonable costs and expenses properly incurred by the Investment Manager in connection with such claim shall be payable by the Company out of the assets of the Company.

12                                                              Notices

12.1                                                    Any notices under this Agreement shall be by registered mail or courier, addressed and delivered or mailed postage paid to the other Party at such address as such other Party may designate for the receipt of such notice. Until further notice to the other Party, it is agreed that the address of the Company shall be 106 route d’Arlon, L-8210 Mamer, Grand Duchy of Luxembourg, Attention: The Board, that of the Investment Manager shall be 6300 Lamar Avenue, Overland Park, Kansas 66202 U.S.A., Attention: James D. Hughes and that of the Management Company shall be 106 route d’Arlon, L-8210 Mamer, Grand Duchy of Luxembourg.

13                                                              Assignment and Waiver

13.1                                                    No assignment of this Agreement may be made without the prior written consent of the Parties hereto.

13.2                                                    No provision of this Agreement may be changed, waived, discharged or discontinued, except by an instrument in writing signed by the Parties hereto.

14                                                              Jurisdiction

14.1                                                    This Agreement shall be construed in accordance with the laws of Luxembourg. Any dispute arising therefrom shall be subject to the non-exclusive jurisdiction of the competent courts of Luxembourg-City.

IN WITNESS WHEREOF, this Agreement has been executed in three originals, each Party having received one original, and has been entered into on the day and year first above written.

Signed for and on behalf of

IVY GLOBAL INVESTORS FUND

/s/ John E. Sundeen, Jr.	/s/ Thomas W. Butch
Name: John E. Sundeen, Jr.	Name: Thomas W. Butch
Title: Director	Title: Director

Signed for and on behalf of
LEMANIK ASSET MANAGEMENT S.A.

/s/ Jean-Philippe Claessens	/s/ Maxine Maréchal
Name: Jean-Philippe Claessens	Name: Maxine Maréchal
Title: Managing Director	Title: Relationship Manager

Signed for and on behalf of
IVY INVESTMENT MANAGEMENT COMPANY

/s/ Brent K. Bloss
Name: Brent K. Bloss
Title: Senior Vice President, Chief Financial Officer and Treasurer

APPENDIX I

to the

First Amended and Restated Investment Management Agreement dated as of 4 December, 2015

Between

Ivy Global Investors Fund

and

Lemanik Asset Management S.A.

and

Ivy Investment Management Company

The Investment Manager has been appointed to provide investment management and advisory services to the following Sub-Funds:

•                Ivy Global Investors Asset Strategy Fund

•                Ivy Global Investors High Income Fund

•                Ivy Global Investors Science & Technology Fund

•                Ivy Global Investors US Large Cap Growth Fund

•                Ivy Global Investors US Mid Cap Growth Fund

•                Ivy Global Investors Emerging Markets Equity Fund

•                Ivy Global Investors Balanced Fund

•                Ivy Global Investors Energy Fund

With effect from the execution hereof, the Appendix shall be deemed to be incorporated in and form part of the Agreement and the Agreement and this Appendix I shall be construed as one.

This Appendix I shall be amended from time to time if required upon written consent of the parties to the Agreement.

This Appendix I has been executed in three originals, each Party having received one original, and has been entered into on the day and year first above written.

Signed for and on behalf of

IVY GLOBAL INVESTORS FUND

/s/ John E. Sundeen, Jr.		/s/ Thomas W. Butch
Name:	John E. Sundeen, Jr.	Name:	Thomas W. Butch
Title:	Director	Title:	Director

Signed for and on behalf of

LEMANIK ASSET MANAGEMENT S.A.

/s/ Jean-Philippe Claessens		/s/ Maxine Maréchal
Name:	Jean-Philippe Claessens	Name:	Maxine Maréchal
Title:	Managing Director	Title:	Relationship Manager

Signed for and on behalf of

IVY INVESTMENT MANAGEMENT COMPANY

/s/ Brent K. Bloss
Name:	Brent K. Bloss
Title:	Senior Vice President, Chief Financial Officer
and Treasurer

APPENDIX II

to the

First Amended and Restated Investment Management Agreement dated as of 4 December 2015

Between

Ivy Global Investors Fund

and

Lemanik Asset Management S.A.

and

Ivy Investment Management Company

In consideration for the services rendered by the Investment Manager hereunder, the Investment Manager shall be paid, out of the net assets of each Sub-Fund at the end of each month, fees accrued daily at annual rates set forth below, expressed as a percentage of the average daily net assets of the relevant share class of each Sub-Fund.

The compensation of the Distributors (as defined in the Prospectus) and any investment managers is supported by the Company out of the Aggregate Management Fee.  The split of the aggregate compensation between the Distributors and the relevant investment manager will be agreed upon from time to time between such parties and shall be the liability of the Investment Manager.

Ivy Global Investors Asset Strategy Fund

Class	Maximum Rate of Aggregate Management Fee (calculated on the basis of the average Net Asset Value during the relevant quarter)
Class A / A2	2.00% p.a.
Class C / C2	2.60% p.a.
Class I / I2	0.95% p.a.
Class P / P2	1.15% p.a.
Class S / S2	1.45% p.a.
Class X / X2	0.00% p.a.

Ivy Global Investors High Income Fund

Class	Maximum Rate of Aggregate Management Fee (calculated on the basis of the average Net Asset Value during the relevant quarter)
Class A / A2	1.45% p.a.
Class C / C2	2.05% p.a.
Class I / I2	0.75% p.a.
Class P / P2	0.95% p.a.
Class X / X2	0.00% p.a.

Ivy Global Investors Science & Technology Fund

Class	Maximum Rate of Aggregate Management Fee (calculated on the basis of the average Net Asset Value during the relevant quarter)
Class A / A2	1.75% p.a.
Class C / C2	2.25% p.a.
Class I / I2	0.85% p.a.
Class P / P2	0.95% p.a.
Class X / X2	0.00% p.a.

Ivy Global Investors U.S. Large Cap Growth Fund

Class	Maximum Rate of Aggregate Management Fee (calculated on the basis of the average Net Asset Value during the relevant quarter)
Class A / A2	1.50% p.a.
Class C / C2	2.00% p.a.
Class I / I2	0.75% p.a.
Class P / P2	0.85% p.a.
Class X / X2	0.00% p.a.

Ivy Global Investors U.S. Mid Cap Growth Fund

Class	Maximum Rate of Aggregate Management Fee (calculated on the basis of the average Net Asset Value during the relevant quarter)
Class A / A2	1.50% p.a.
Class C / C2	2.00% p.a.
Class I / I2	0.75% p.a.
Class P / P2	0.85% p.a.
Class X / X2	0.00% p.a.

Ivy Global Investors Emerging Markets Equity Fund

Class	Maximum Rate of Aggregate Management Fee (calculated on the basis of the average Net Asset Value during the relevant quarter)
Class A / A2	1.75% p.a.
Class C / C2	2.25% p.a.
Class I / I2	0.85% p.a.
Class P / P2	0.95% p.a.
Class X / X2	0.00% p.a.

Ivy Global Investors Balanced Fund

Class	Maximum Rate of Aggregate Management Fee (calculated on the basis of the average Net Asset Value during the relevant quarter)
Class A / A2	1.50% p.a.
Class C / C2	2.00% p.a.
Class I / I2	0.75% p.a.
Class P / P2	0.85% p.a.
Class X / X2	0.00% p.a.

Ivy Global Investors Energy Fund

Class	Maximum Rate of Aggregate Management Fee (calculated on the basis of the average Net Asset Value during the relevant quarter)
Class A / A2	1.75% p.a.
Class C / C2	2.25% p.a.
Class I / I2	0.85% p.a.
Class P / P2	0.95% p.a.
Class X / X2	0.00% p.a.

With effect from the execution hereof, this Appendix II shall be deemed to be incorporated in and form part of the Agreement and the Agreement and this Appendix II shall be construed as one.

This Appendix II shall be amended from time to time if required upon written consent of the parties to the Agreement.

This Appendix II has been executed in three originals, each Party having received one original, and has been entered into on the day and year first above written.

Signed for and on behalf of

IVY GLOBAL INVESTORS FUND

Name:	John E. Sundeen, Jr.	Name:	Thomas W. Butch
Title:	Director	Title:	Director

Signed for and on behalf of

LEMANIK ASSET MANAGEMENT S.A.

/s/ Jean-Philippe Claessens		/s/ Maxine Maréchal
Name:	Jean-Philippe Claessens	Name:	Maxine Maréchal
Title:	Managing Director	Title:	Relationship Manager

Signed for and on behalf of

IVY INVESTMENT MANAGEMENT COMPANY

Name:	Brent K. Bloss
Title:	Senior Vice President, Chief Financial Officer
and Treasurer